American Capital Ventures

Patient portal™

Innovative Solutions That Improve the Patient Experience and Maximize Revenues

Welcome

Meeting Outline

- Introduction to the Company
- Overview of What We Do
- Progress to Date
- Products – Services
- Enterprise and Investor Value Strategy
- Questions

Company Overview - Who We Are

- New Public Entity
- Over 20 Years of Experience working with Hospitals and Developing Relationships

  "Inside the Fence"
- Seasoned Management Team

Company Overview - Who We Are

- Started as TV / Phone Billing Company
- Developed solutions to help hospitals to operate better – From Inside
- Evolved into Services Platform Based Business
- Strong foothold in NE and Expanding

Company Overview - Who We Are

Current Profile

- Est. 2008 Rev $20 Million – EBITDA Positive
- Fifty+ Employees
- Dedicated Call Center
- Proprietary Technology Developed and Deployed

Company Overview - Who We Are

Management Team

Dan Coholan – Sales Exec; 30 yrs Exp

Dave Wolf – Solution Development

Mike Lorenz – Operations; Finance

Kevin Kelly – Growth and Start Up

Company Mission

Our Mission – What We Do

We Assist Hospitals Increase Financial Performance, Faster and Better Than The Competition…

Our Mission – How We Do It

… By Being the Gatekeeper for Patient Communication and Information at Multiple Touch Points…..

Before … During … After Admission

Recent Highlights

- Secured $10 million in Financing
- Closed on Two Acquisitions – 600 Hospital Relationships
- Executed New Hospital Contracts with Acquired Base
- Launched 3 Foundational Services
- Q1 Results – $ 3.8 Million in Revenue and EBITDA Positive

Business Overview

Our Business Strategy...The Driver

Capitalize on the financial based need in the industry to improve the communication and information flow between patients, hospitals and other third parties

How Do We Make Money

- Follow Subscription Based Model – Revenue from Patient Centric Services from Multiple Year Contracts
- Sell Solutions with Multiple Revenue Sources

How We Make Money

- Providing patient centric services at various touch points before, during and after the hospital stay
- These services directly impact and enhance:
  - Patient Satisfaction
  - Patient Education
  - Patient Outcomes
  - Convenience
  - Family Happiness

AND….

How We Make Money

Result in Increased Financial Impact to Hospitals…..

……Higher Reimbursements….Higher

Revenues….Lower Costs

How We Make Money

Market Advantage

- Deliver these services over a proprietary information platform…low cap ex…short lead time
- This platform provides patient management and communication opportunities beyond the bedside

Examples - Complete Continuum Of Care…..

Pre Admission Services (A):

- **Patient Scheduling** – *Fee Per Schedule*
- Pre Admission Information – *Fee Per Patient*

(A) Market Tested

Complete Continuum Of Care.....

In Hospital Services (A)

- **HealthCast** – Patient Specific Broadcast
- Bedside Medical Clips (B)
- Patient Quick Pulse Survey
- Room TV / Phone Rental
- Patient Instant Response System
- Hospital Bed Tracking
- Room Videos On Demand – E Greeting (B)
- Patient Information Tracking Services

(A) *Per Patient Fee*

(B) Service Developed - Field Test Status

Complete Continuum Of Care…..

Post Discharge Services:

- **MedEx** (Prescription Drug Home Delivery) – *Per Patient Fee*
- After Care Medical Clip Education (A) – *Per Patient Fee*
- Follow Up Call / Survey – *Per Patient Fee*
- Doctor / Nurse Triage Program (A) – *Per Call Fee*

(A) Product Developed – Field Test Status

How Do We Make Money

Example: 300 Bed Hospital

	Patient	Rev	Margin
Pre Admission Surveys	$ 5	$150	$ 135
HealthCast	6	120	90
MedEx	8	400	320
TV Rental	25	300	100
Other	20	300	210

How Do We Make Money

Potential - One 300 Bed Hospital

Revenue = $ 1.3 Million

Margin = $ 800 Thousand

Note: 7 Year NPV Patient Margin = $250

Enterprise Value

What Is The Opportunity

Leverage Technology Already Developed and Deployed to Create the Nation's First Continuum of Care Patient Network

Growth – Investor Value Strategy

- Expand Platform Into Existing Hospital Base – 600 Hospitals – 50 Million Patients
- Acquire Hospital Contracts
- Leverage Information Database

Enterprise Value Potential …

Value is Patients

Simple Valuation Formula …

Long Term DSCF of Patient

X

Number of Patients in Network

=

Enterprise Value

Patient Portal Valuation Model

Total Patients	5,000,000
Patient Net Value	$ 250+
Potential Enterprise Value	***$ 1.25 - $1.5 Billion***

Financial Performance

Financial Performance

	Fiscal 2007	1Q 2008
Revenue	$ 3,868	$ 3,876
Operating Inc	$ (1,576)	$ (100)
EBITDA	$ (97)	$ 49

Three Year Financial Forecasts

	2008	2009	2010
Revenue	$ 19,600	$ 32,400	$ 62,300
Operating Inc	$ 100	$ 6,700	$ 24,400
EBITDA	$ 1,000	$ 8,000	$ 25,900

PATIENT portal

Stock Symbol: PPRG

www.patientportal.com